Exhibit 99.2

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the shares of Common Stock, par value $0.0001, of LifeVantage Corporation, a Delaware corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: February 15, 2024

Sudbury Capital Fund, LP

By:	Sudbury Capital GP, LP
General Partner

By:	Sudbury Holdings, LLC
General Partner

By:	/s/ Dayton Judd
	Name:	Dayton Judd
	Title:	Sole Member

Sudbury Capital GP, LP

By:	Sudbury Holdings, LLC
General Partner

By:	/s/ Dayton Judd
	Name:	Dayton Judd
	Title:	Sole Member

Sudbury Holdings, LLC

By:	/s/ Dayton Judd
	Name:	Dayton Judd
	Title:	Sole Member

Sudbury Capital Management, LLC

By:	/s/ Dayton Judd
	Name:	Dayton Judd
	Title:	Managing Member

/s/ Dayton Judd
Dayton Judd